Exhibit 10.45

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”) is made as of March 1, 2017 (the “Effective Date”), by and among Napo Pharmaceuticals, Inc., a Delaware Corporation (“Napo” or the “Company”) and each party identified on the signature pages hereto as a purchaser of the Notes (as defined below) pursuant to this Agreement, collectively, the “Purchasers” and each, a “Purchaser”).

The parties hereto agree as follows:

Section 1.                                           Definitions.

1.1.                    Certain Definitions. In addition to other terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any general partner, officer, director or manager of such person and any pooled investment vehicle now or hereafter existing that is controlled by one or more general partners or managing members of, or is under common investment management with, such Person.

“Board of Directors” means the Board of Directors of Napo.

“Certificate” means Napo’s Certificate of Incorporation, as may be amended, restated or modified from time to time.

“Excluded Stock” shall mean (1) shares of Common Stock and options, warrants or other rights to purchase Common Stock or other rights to purchase Common Stock issued to employees, officers or directors of, or consultants or advisors to Napo pursuant to stock grants, restricted stock purchase agreements, option plans, Napo’s Equity Incentive Plan, purchase plans, incentive programs or any other similar arrangement; (2) securities issued in connection with research and development partnerships, licensing, corporate partnering, collaborative arrangements or similar transactions; provided, however, such transaction is primarily for non-equity purposes; (3) securities issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, commercial property lease transactions, or similar transactions; (4) shares of Common Stock issuable upon the exercise or conversion or vesting of any rights to acquire Common Stock outstanding as of the Initial Closing; and (5) shares of Common Stock or rights to acquire Common Stock issued or issuable in connection with the settlement of existing debt of Napo.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Governmental Entity” means any (i) nation, state, county, city, town, village, district, or other political jurisdiction of any nature; (ii) federal, state, local, municipal, foreign, or other government; (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

(iv) multi-national organization or body; or (v) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

“Including (or includes)” and words to the same or similar effect shall be interpreted and construed to mean including without limitation (or includes without limitation).

“Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money (other than trade accounts payable incurred in the ordinary course of business), (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

“Initial Closing” has the meaning set forth in Section 2.2.

“Initial Exchange Shares” means 1,171,875 shares of Jaguar Common Stock on an as-exchanged basis, to be appropriately adjusted for any share dividend, share split, share combination, reclassification or similar transaction that proportionately decreases or increases the Jaguar Common Stock.

“Jaguar” means Jaguar Animal Health, Inc.

“Jaguar Average Closing Price” means, as of a particular date (the “Valuation Date”), (a) the volume weighted average of the closing prices of one share of Jaguar Common Stock on Nasdaq, as reported by Bloomberg through its “HP” function (set to weighted average), for the thirty (30) consecutive Trading Days up to and including the Trading Day on the third Trading Day prior to the Valuation Date; or (b) if the Jaguar Common Stock is then quoted on the National Association of Securities Dealers, Inc. OTC Bulletin Board (the “Bulletin Board”) or such similar quotation system or association, the volume weighted average of the closing prices of one share of Jaguar Common Stock as reported on the Bulletin Board or such other quotation system or association for the thirty (30) consecutive Trading Days up to and including the Trading Day on the third Trading Day prior to the Valuation Date.

“Jaguar Common Stock” means shares of Jaguar’s common stock, no par value, together with any securities into which such shares may be reclassified, whether by merger, charter amendment or otherwise, and appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction, while the Note is outstanding.

“Law” as to any Person, means any law (including common law), statute, ordinance, treaty, rule, regulation, policy or requirement of any Governmental Entity and authoritative interpretations thereon, whether now or hereafter in effect, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.

“Lien” means any security interest, mortgage, pledge, lien, claim, charge, encumbrance, conditional sale or title retention agreement, or lessor’s interest under a capitalized lease or analogous instrument, in, of or on any of a Person’s property (whether held on the date hereof or hereafter acquired).

“Material Adverse Effect” means any change, effect, circumstance, development, event, occurrence or state of facts that is or could reasonably be expected to be materially adverse to or have a material adverse effect on the business, assets, liabilities, properties, results of operations or business relationships of Napo.

“Merger” means the merger of Napo into Merger Sub pursuant to the terms of the Merger Agreement.

“Merger Agreement” means an agreement and plan of merger among Napo, Jaguar and Merger Sub, whereby Napo will merge into the Merger Sub and become a wholly-owned subsidiary of Jaguar, and as a result of such Merger the equity holders of Napo shall receive Jaguar Common Stock (except as otherwise provided therein).

“Merger Effective Date” means the date on which the Merger is consummated.

“Merger Sub” means a wholly owned subsidiary of Jaguar formed for purposes of effectuating the Merger.

“Merger Termination Date” means the date when the Merger has failed to close in accordance with the Merger Agreement and the break-up fee as specified therein has been paid to the Company.

“Nantucket” means Nantucket Investments Limited.

“Nasdaq” means The Nasdaq Capital Market.

“NDA” means that certain Nondisclosure Agreement dated as of February 24, 2017 by and between the Company and each Purchaser, as amended, modified or supplemented from time to time.

“Order” as to any Person, means any order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Entity, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.

“Permitted Liens” means:

(A)                               [Reserved];

(B)                               Liens for taxes, assessments and governmental charges;

(C)                               Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s and other similar Liens arising in the ordinary course of business;

(D)                               Liens described on Schedule 1.1(a);

(E)                                deposits and pledges of cash securing (i) obligations incurred in respect of workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts and statutory obligations or (iii) obligations on surety or appeal bonds;

(F)                                 easements, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto;

(G)                               Liens of landlords and mortgagees of landlords (i) arising by statute or under any lease or related contractual obligation entered into in the ordinary course of business, (ii) on fixtures and movable tangible property located on the real property leased or subleased from such landlord, (iii) for amounts not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and (iv) for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP;

(H)                              the title and interest of a lessor or sublessor in and to personal property leased or subleased;

(I)                                   licenses of intellectual property;

(J)                                   judgment liens securing judgments which do not constitute an Event of Default hereunder;

(K)                               rights of set-off or bankers’ liens upon deposits of cash in favor of banks or other depository institutions; and

(L)                                Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums.

“Person” means and includes any natural person, individual, partnership, joint venture, corporation, trust, limited liability company, limited company, joint stock company,

unincorporated organization, government entity or any political subdivision or agency thereof, or any other entity.

“Pro Rata Portion” means with respect to each Purchaser, the percentage determined by dividing (x) the outstanding original principal amount of the Notes held by such Purchaser immediately following the Initial Closing, by (y) the aggregate outstanding original principal amount of the Notes held by all Purchasers immediately following the Initial Closing.

“Required Purchasers” means the Purchasers holding a majority of the outstanding principal amount of all of the then outstanding Notes.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any rules or regulations promulgated thereunder.

“Subsequent Closing” has the meaning set forth in Section 2.3.

“Subsequent Exchange Shares” means 1,171,875 shares of Jaguar Common Stock on an as-exchanged basis (to be appropriately adjusted for any share dividend, share split, share combination, reclassification or similar transaction that proportionately decreases or increases the Jaguar Common Stock); provided, however, that such term means 866,071 shares of Jaguar Common Stock on an as-exchanged basis (to be appropriately adjusted for any share dividend, share split, share combination, reclassification or similar transaction that proportionately decreases or increases the Jaguar Common Stock) upon the occurrence of the Merger Termination Date.

“Tax” or “Taxes” means any United States or foreign, state or local income, gross receipts, sales, business license, payroll, employment, excise, withholding, social security (or similar), unemployment, disability, real property, personal property, use, transfer, value-added, alternative or add-on minimum, estimated or other tax.

“Tax Return” means any return, declaration, form, report, claim for refund or information return or statement required to be filed with any Taxing Authority with respect to Taxes.

“Taxing Authority” means, with respect to any Tax or Tax Return, the Governmental Entity that imposes such Tax or requires a person to file such Tax Return and the agency (if any) charged with the collection of such Tax or the administration of such Tax Return, in each case, for such Governmental Entity.

“Trading Day” means any day on which Nasdaq is open for business.

“Transaction Documents” means this Agreement and the Notes issued pursuant hereto.

Section 2.                                           Sale of Notes.

2.1.                    Authorization of the Notes.  Napo authorizes the issuance and sale to each Purchaser of Exchangeable Promissory Notes containing the terms and conditions and in the forms set forth in Exhibit A attached hereto (as amended, supplemented, replaced or otherwise modified from time to time, collectively, the “Notes” and individually, a “Note”).  Notwithstanding the foregoing, in no event may the aggregate outstanding original principal amount of the Notes outstanding exceed One Million Three Hundred Twelve Thousand Five Hundred Dollars ($1,312,500) at any one time (the “Maximum Principal Amount”).

2.2.                    Initial Closing.  Subject to the terms and conditions set forth herein, at the Initial Closing (as defined below), Napo shall sell to the Purchasers, and the Purchasers shall (severally, and not jointly) purchase from Napo, Notes having an aggregate original principal amount of Six Hundred Fifty Six Thousand Two Hundred Fifty Dollars ($656,250) to be allocated as set forth on Exhibit B attached hereto for an aggregate purchase price of Five Hundred Twenty Five Thousand Dollars ($525,000), which shall be payable by wire transfer of immediately available funds.  The initial closing of the transactions contemplated hereunder (the “Initial Closing”) shall take place simultaneously with the execution and delivery hereof at the offices of Reed Smith LLP, 101 Second Street, Suite 1800, San Francisco, CA 94105 or such other date and place as may be mutually agreed to in writing by the parties.  At the Initial Closing, the applicable parties thereto will enter into the other Transaction Documents.

2.3.                    Subsequent Closing.  Following the Initial Closing, each Purchaser shall (severally, and not jointly) purchase its Pro Rata Portion of additional Notes with an aggregate original principal amount of Six Hundred Fifty Six Thousand Two Hundred Fifty Dollars ($656,250) for an aggregate purchase price of Five Hundred Twenty Five Thousand Dollars ($525,000) subject to the terms and conditions of such purchase being mutually satisfactory to the Company and the Purchasers and that in no event shall, after giving effect to any such sale, the aggregate outstanding original principal amount of all Notes exceed the Maximum Principal Amount (the “Subsequent Closing”), and provided further that each Purchaser shall be offered terms in respect of its participation in Subsequent Closing(s) which are at least as favorable as the terms applicable to any other purchaser (a “Subsequent Purchaser”) in the Subsequent Closing.  Following such Subsequent Closing, Exhibit B hereto shall be amended to include the Notes purchased by the applicable Purchasers at such Subsequent Closing.  The Subsequent Closing shall be on a date mutually satisfactory to the Company and the Purchasers; provided, however, such date shall take place no later than the earlier of the Merger Effective Date or the Merger Termination Date.

2.4.                    [Reserved].

2.5.                    OID Legend. The face page of each Note shall bear a legend in substantially the following form:

“THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. PURSUANT TO TREASURY REGULATION SECTION 1.1275-3, A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT

OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, AND YIELD TO MATURITY FOR THIS NOTE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE ISSUERS AT THE FOLLOWING ADDRESS: 201 MISSION STREET, SUITE 2375, SAN FRANCISCO, CA 94105, ATTENTION: CHIEF EXECUTIVE OFFICER.”

Section 3.                                           Napo Representations and Warranties.  Napo hereby makes the following representations and warranties to each Purchaser as of the Initial Closing and to each Subsequent Purchaser as of each Subsequent Closing:

3.1.                    Organization. Napo is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.  Napo has all licenses, permits and authorizations necessary to own its respective properties and to carry on its businesses as now being conducted, except as would not reasonably be expected to have a Material Adverse Effect.

3.2.                    Corporate Power. Napo has the requisite corporate power and authority to execute, deliver and carry out the Transaction Documents and all other instruments, documents and agreements contemplated or required by the provisions of any of the Transaction Documents to be executed, delivered or carried out by Napo hereunder. Napo (a) has all requisite corporate power and authority under the Laws of its jurisdiction of incorporation to own and operate its properties and to carry on its businesses as now conducted; and (b) is in compliance with all applicable Laws and Orders by which any of its properties or assets are bound except as would not reasonably be expected to have a Material Adverse Effect.

3.3.                    Authorization, Governmental Approvals. The execution and delivery of this Agreement and the other Transaction Documents and all other instruments, documents and agreements contemplated or required by the provisions hereof or thereof to be executed and delivered by Napo and the consummation by Napo of the transactions herein and therein contemplated to be consummated by Napo have each been duly authorized by all necessary corporate action on the part of Napo. No authorization, consent, approval, license or exemption of, and no registration, qualification, designation, declaration or filing with, any Person, court or Governmental Entity for (a) the valid execution and delivery of this Agreement by Napo, (b) the execution and delivery by Napo of the other Transaction Documents and all other instruments, documents and agreements contemplated or required by the provisions hereof or thereof and to be executed and delivered by Napo, (c) the execution, issuance and delivery by Napo of the Notes, or (d) the consummation by Napo of the transactions herein and therein contemplated to be consummated by Napo, in each case other than as has been made or obtained as of the date hereof.

3.4.                    Conflict with Other Instruments. Neither the execution and delivery by Napo of the Transaction Documents or the other instruments, documents and agreements contemplated or required hereby or thereby, nor the Merger or the consummation of the transactions herein or therein contemplated to be consummated by Napo, nor the performance of or compliance by Napo with the terms, conditions and provisions hereof or thereof, with or without the passage of time or giving of notice, shall conflict with or result in a breach of any of the terms, conditions or provisions of the Certificate, any organizational document of Napo, any Law or Order applicable to Napo, or any agreement or instrument to which Napo is a party (including but not limited to the Financing Agreement dated as of October 10, 2014 by and among Napo, the Consenting Lenders (as defined therein), and Nantucket Investments Limited, and any amendment thereto) or by which it or any of its respective properties is bound or would constitute a default thereunder or result in the creation or imposition of any lien upon any of the properties or assets of Napo or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to Napo, its business or operations or any of its assets or properties, in each case except as would not reasonably be expected to have a Material Adverse Effect.

3.5.                    Validity and Binding Effect. The Transaction Documents which Napo is required to execute and all other instruments and agreements contemplated hereby or thereby to which Napo is a party have been duly and validly executed and delivered by Napo and constitute legal, valid and binding obligations of Napo, and all such obligations of Napo are enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or other Laws affecting creditors’ rights generally or by general principles of equity.

3.6.                    Litigation.  There is no action, suit, litigation, investigation or proceeding of, or before, any arbitrator or Governmental Entity pending or, to Napo’s knowledge, threatened by or against Napo or any of its property or assets, in each case, except as would not reasonably be expected to have a Material Adverse Effect.

3.7.                    Tax Returns and Payments.  Napo has duly and timely filed all material Tax Returns required to have been filed by it and there are no material Taxes due and payable by Napo which have not been timely paid.  There have been no examinations or audits of any Tax Returns by any applicable Governmental Entity.

3.8.                    [Reserved].

3.9.                    No Indebtedness.  Except as set forth in Schedule 3.9, Napo does not have any Indebtedness.

3.10.             [Reserved].

3.11.             Affiliate Transactions.  Except as set forth on Schedule 3.11 hereto and except for customary employment agreements and compensatory equity grants, no officer, director or Affiliate of Napo or any of their respective immediate family members, is a party to any agreement, contract, commitment or transaction with Napo or has any interest in any property used by Napo.

3.12.             Brokers.  Except as set forth on Schedule 3.12, no brokers were used by Napo in connection with the transactions contemplated hereby.

3.13.             Consents. Except as set forth on Schedule 3.13, Napo is not required to obtain any consent from, authorization or order of, or make any filing or registration with any state securities agencies, any court, Governmental Entity or any other regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under, or contemplated by, the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which Napo is required to obtain in order to consummate the Initial Closing or any Subsequent Closing, as applicable, have been obtained or effected on or prior to the Initial Closing or any Subsequent Closing, as applicable, and Napo is not aware of any facts or circumstances which might prevent Napo from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents.

3.14.             Application of Takeover Protections; Rights Agreement. Napo and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement or stockholder rights plan) or other similar anti-takeover provision under the certificate of incorporation, by-laws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any Purchaser as a result of the transactions contemplated by this Agreement.

3.15.             Absence of Certain Changes. Napo has not taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, and Napo does not have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. Napo has not engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which Napo’s remaining assets constitute unreasonably small capital.

3.16.             [Reserved].

3.17.             [Reserved].

3.18.             Litigation. Except as set forth on Schedule 3.18, there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the knowledge of Napo, threatened against or affecting Napo, the Jaguar Common Stock or any of Napo’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, which would have a Material Adverse Effect. No director, officer or employee of Napo or any of its subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation.

3.19.             [Reserved].

3.20.             [Reserved].

3.21.             Management. Except as set forth on Schedule 3.21, during the past five-year period, no current or former officer or director or, to the knowledge of Napo, no current ten percent (10%) or greater stockholder of Napo has been the subject of:

(i)          a petition under bankruptcy laws or any other insolvency or moratorium law or the appointment by a court of a receiver, fiscal agent or similar officer for such Person, or any partnership in which such person was a general partner at or within two years before the filing of such petition or such appointment, or any corporation or business association of which such person was an executive officer at or within two years before the time of the filing of such petition or such appointment;

(ii)         a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

(iii)        any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

(A)        acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(B)         engaging in any type of business practice; or

(C)         engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities laws or commodities laws;

(iv)        any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than sixty (60) days the right of any such person to engage in any activity described in the preceding sub paragraph, or to be associated with persons engaged in any such activity;

(v)         a finding by a court of competent jurisdiction in a civil action or by the SEC or other authority to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC or any other authority has not been subsequently reversed, suspended or vacated; or

(vi)        a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

Section 4.                                           Napo Affirmative Covenants.  Unless the Required Purchasers otherwise agree, Napo hereby covenants to the following for so long as any principal or interest under any Note remains unpaid:

4.1.                    Use of Proceeds. Napo shall use the proceeds of the Notes for general working capital purposes.

4.2.                    Conducting Business.  Until the Merger Effective Date,  Napo shall (a) maintain its corporate existence and qualify and remain qualified to conduct its business as currently conducted and proposed to be conducted; (b) maintain all approvals necessary for the Transaction Documents and all other instruments, documents and agreements contemplated or required by the provisions of any of the Transaction Documents; and (c) operate its business with due diligence, efficiency and in conformity with sound business practices.

4.3.                    Insurance.  Napo shall (a) keep its properties and business insured with financially sound and reputable insurers against loss or damage in such manner and to the same extent as shall be no less than that generally accepted as customary in regard to property and business of like character; and (b) punctually pay any premium, commission and any other amount necessary for effectuating and maintaining in force each insurance policy required pursuant hereto.

4.4.                    Access to Information; Records.  Napo shall take all necessary action to permit the Purchasers’ representatives to have reasonable access to Napo’s books and Napo’s auditors during working hours and on working days upon reasonable advance notice and so long as conducted in a manner that does not interfere with Napo’s business.  Napo shall maintain records, books, management information systems and financial control procedures which together are adequate to: (a) support the accounting practices and tax elections of the Purchasers; (b) record and monitor the use of proceeds of the Notes; and (c) accurately, adequately and fairly reflect the financial condition of Napo and the results of its operations in conformity with GAAP.

4.5.                    Taxes.  Napo shall pay and discharge all Taxes, assessments and governmental charges upon it, its income and its properties and assets prior to the date on which penalties are attached thereto.

4.6.                    Compliance with Laws.  Napo shall comply with the requirements of all applicable Laws and Orders, a breach of which would or would reasonably be expected to result in a Material Adverse Effect.  Napo shall obtain, make and keep in full force and effect all licenses, permits, contracts, consents, approvals and authorizations from and registrations with any Governmental Entity that may be required to conduct its business, to maintain compliance with all applicable Laws and regulations, and remit monies payable pursuant to the Notes.

4.7.                    Material Events.  Napo shall promptly notify the Purchasers of the occurrence of (a) any breaches of the Transaction Documents or any Event of Default (as defined in the Note); (b) any material litigation or proceedings that are instituted or, to the knowledge of Napo, threatened against Napo or any of its assets; (c) each and every event which, at the giving of notice, lapse of time, determination of materiality or fulfillment of any other applicable condition (or any combination of the foregoing), would constitute an Event of Default; and (d) any other development in the business or affairs of Napo if the effect thereof might have a Material Adverse Effect.

4.8.                    Compliance with Transaction Documents.  Napo shall comply with the Transaction Documents and all other instruments, documents and agreements contemplated or required by the provisions of any of the Transaction Documents.

4.9.                    Further Assurances.  Napo shall execute such other and further documents and instruments as the Purchasers may reasonably request to implement the provisions of the Transaction Documents.

4.10.             [Reserved].

4.11.             Financial Status and Reports.  Napo shall provide to the Purchasers statements, lists of property and accounts, budgets, forecasts, reports and financial information (including a listing of all outstanding indebtedness of Napo for borrowed monies) with respect to the business, operations and management of Napo and the employment of the assets owned or operated directly or indirectly by Napo as the Required Purchasers may from time to time reasonably request in writing.

4.12.             [Reserved].

4.13.             Registration of Exchange Shares.  Napo shall include in the Merger Agreement provisions, consistent with the terms set forth in Annex II to this Agreement, that Jaguar shall register the maximum number of Initial Exchange Shares and Subsequent Exchange Shares, together with any shares issuable in connection with interest payments under the Note, with the SEC.

Section 5.                                           Napo Negative Covenants.  Unless the Required Purchasers otherwise agree, Napo hereby covenants to the following for so long as any principal or interest under any Note remains unpaid:

5.1.                    No Affiliate Transactions.  Except for and in connection with the Merger, Napo shall not enter into any transaction except on an arm’s length basis, including any transaction (including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any consulting, advisory or similar fees) with any officer, employee, board member or Affiliate of Napo, or modify or amend the terms of any such agreements.

5.2.                    Corporate Form and Transfers.  Except for and in connection with the Merger, and except for Excluded Stock, Napo shall not undertake or permit any (a) issuance of shares in Napo , (b) creation of any subsidiary of Napo, (c) conversion of Napo into another corporate or entity form, or (c)  sale, transfer, lease or exchange or other action with respect to the disposal of, or disposition of rights to, any assets or business lines of Napo (other than the sale of inventory and entering into licenses in the ordinary course of business), in a single transaction or series of transactions.  Except for and in connection with the Merger, Napo shall not liquidate or dissolve or enter into any consolidation, merger, spin-off, or reorganization, or acquire the assets or stock of any other business or company or enter into any partnership, joint venture, syndicate, pool, profit-sharing or royalty agreement or other combination, or enter into any management contract or similar arrangement whereby its business or operations are managed by another Person other than Jaguar.

5.3.                    Indebtedness.  Napo shall not (a) incur any indebtedness (other than pursuant to the Transaction Documents and indebtedness listed on Schedule 3.9); (b) enter into any agreement or arrangement to guarantee or, in any way or under any condition, to become obligated for all or any part of any financial or other obligation of another Person (other than indebtedness permitted by the foregoing clause (a) of this Section 5.3); (c) create, incur or suffer any Lien upon any of its assets, now owned or hereafter acquired, except Permitted Liens; or (d) assign, sell, transfer or otherwise dispose of, or terminate, waive or amend any of the rights and obligations hereunder.

5.4.                    Dividends.  Except for and in connection with the Merger and as required by applicable law, Napo shall not declare or pay any dividends, or distribute or otherwise transfer to its shareholders or other equity stakeholders or subordinated lenders any money in cash or kind (other than the payment of interest to subordinated lenders in kind or as otherwise permitted by the subordination terms applicable to such indebtedness) on any shares, including, without limitation, any payments under any agreements between Napo and its equity owners, whether in writing or otherwise.

5.5.                    Merger Agreement.  Napo shall not enter into the Merger Agreement unless (i), as a condition to the closing of the Merger, the surviving entity of the Merger explicitly assumes all of the obligations under the Transaction Documents, including the issuance of the Initial Exchange Shares and the Subsequent Exchange Shares, and (ii) in the event the Merger fails to close in accordance with the Merger Agreement, Jaguar agrees to pay a break-up fee to the Company in the form and amount of not less than 2,000,000 shares of Jaguar Common Stock.

Section 6.                                           Purchaser Representations, Warranties and Covenants.  Each Purchaser represents and warrants, severally, not jointly, to Napo as of the Initial Closing and each Subsequent Closing that:

6.1.                    Requisite Power and Authority. Such Purchaser has all necessary power and authority under all applicable provisions of Law to execute and deliver each Transaction Document and to carry out their provisions.  All action on such Purchaser’s part required for the lawful execution and delivery of each Transaction Document have been or will be effectively taken prior to the Initial Closing or Subsequent Closing, as applicable.

6.2.                    Account.  Such Purchaser is acquiring its Note(s) for investment for such Purchaser’s own account, and not with a view to, or for resale in connection with, any distribution thereof, and such Purchaser has no present intention of selling or distributing any of the Notes.  Such Purchaser understands that the Notes have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment as expressed herein.

6.3.                    Access to Data.  Such Purchaser has had an opportunity to discuss Napo’s business, management and financial affairs with its management and to obtain any additional information which such Purchaser has deemed necessary or appropriate for deciding whether or not to purchase the Note(s), including an opportunity to receive, review and understand the information set forth in Napo’s financial statements, capitalization and other business information as such Purchaser deems prudent. Such Purchaser acknowledges that no other representations or warranties, oral or written, have been made by Napo or any agent thereof except as set forth in this Agreement.

6.4.                    No Fairness Determination.  Such Purchaser is aware that no federal, state or other agency has made any finding or determination as to the fairness of the investment, nor made any recommendation or endorsement of the Notes.

6.5.                    Knowledge and Experience.  Such Purchaser has such knowledge and experience in financial and business matters, including investments in other emerging growth companies that such individual or entity is capable of evaluating the merits and risks of the investment in the Notes and it is able to bear the economic risk of such investment. Such Purchaser is an “accredited investor” as that term is defined under Regulation D promulgated under the Securities Act.  Further, such Purchaser has such knowledge and experience in financial and business matters that such individual is capable of utilizing the information made available in connection with the offering of the Notes, of evaluating the merits and risks of an investment in the Notes and of making an informed investment decision with respect to the Notes.

6.6.                    No Public Market.  Such Purchaser is aware that there is currently no public market for the Notes.  There is no guarantee that a public market will develop at any time in the future.  Such Purchaser understands that the Notes are all unregistered and may not presently be sold except in accordance with applicable securities Laws. Such Purchaser understands that the Notes cannot be readily sold or liquidated in case of an emergency or other financial need.  Such Purchaser has sufficient liquid assets available so that the purchase and holding of the Notes will not cause such Purchaser undue financial difficulties.

6.7.                    Rule 144.  Such Purchaser acknowledges and agrees that the Notes must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  Such Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about Napo and the resale occurring following the required holding period under Rule 144.

6.8.                    Residence.  Such Purchaser’s principal place of business is in the state identified in the address set forth on the signature page.

6.9.                    Restrictive Legends.   Each instrument evidencing the Notes which such Purchaser may purchase hereunder and any other securities issued upon any exchange thereof (unless registered or no longer required in the opinion of the counsel for Napo) may be imprinted with legends substantially in the following form:

THE SECURITIES OF THE COMPANY OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), IN RELIANCE UPON REGULATION D PROMULGATED UNDER THE ACT, AND THE SECURITIES OFFERED HEREBY HAVE NOT BEEN QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS IN THE STATES WHERE THIS OFFERING IS MADE.  THEREFORE, THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT OR QUALIFICATION UNDER SUCH STATE SECURITIES LAWS OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED.  THESE SECURITIES MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS PURSUANT TO EXEMPTIONS IN THE VARIOUS STATES WHERE THEY ARE BEING SOLD.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE PURCHASE AGREEMENT (AS DEFINED HEREIN) BY AND BETWEEN THE ORIGINAL HOLDER HEREOF AND THE COMPANY WHICH MAY BE OBTAINED UPON REQUEST.

Notwithstanding anything to the contrary set forth herein, subject to compliance with applicable securities Laws, a Purchaser shall be permitted to transfer its Note and its rights and obligations hereunder, thereunder and under any other Transaction Document to any Affiliate but not to any other third party without the prior written consent of Napo (which consent shall not be unreasonably withheld or delayed).

6.10.             Bad Actor Disqualification.  Neither such Purchaser, nor any person or entity with whom such Purchaser shares beneficial ownership of the Notes, is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act, attached hereto as Annex I.

Section 7.                                           Miscellaneous.

7.1.                    Assignment.  The terms and conditions of the Transaction Documents shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and permitted assigns of the parties.  The Company may not assign any of its rights or obligations hereunder or under any Transaction Document without the prior written consent of the Required Purchasers.  Each Purchaser (or its transferees and/or assigns) may assign any rights and/or delegate any obligations hereunder or under any Transaction Document to an Affiliate but not to any other third party without the prior written consent of Napo (which consent shall not be unreasonably withheld or delayed), provided that any such assignee agrees in writing to be subject to the terms of the NDA.

7.2.                    Notices. Any and all notices or other communications or consents required or permitted to be delivered hereunder shall be deemed properly delivered if (a) delivered personally, upon receipt thereof, (b) mailed by first class, registered or certified mail, return receipt requested, postage prepaid, on the fifth business day following deposit with the mail carrier, (c) sent by nationally recognized next-day or overnight mail or delivery service, on the next business day following deposit with such carrier,  (d) sent by telecopy or telegram, upon receipt thereof, or (e) by email at the address set forth below, to the parties as set forth below:

If to the Purchasers, to the addresses set forth on the signature pages to this Agreement.

If to Napo:

Napo Pharmaceuticals, Inc.

201 Mission Street

Suite 2375

San Francisco, CA 94105

Attention: Chief Executive Officer

Telephone: 415-371-8302

Telecopier: 415-371-8311

with a copy to:

Reed Smith LLP.

101 Second Street, Suite 1800

San Francisco, California 94105

Attention: Donald Reinke, Esq.

Telecopy: (415) 391-8269

Either party may change the name and address of the designee to whom notice shall be sent by giving written notice of such change to the other party.

7.3.                    Choice of Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, applicable to agreements made and to be performed entirely within such State.

7.4.                    Entire Agreement. This Agreement, the NDA, and the Transaction Documents embody the entire agreement and understanding between Napo and the Purchasers and the final expression thereof and supersede any and all prior agreements and understandings, written or oral, formal or informal, between Napo and the Purchasers relating to the subject matter hereof and thereof. No extensions, changes, modifications or amendments whatsoever shall be made or claimed by any party hereto, and no notices of any extension, change, modification or amendment made or claimed by a party hereto shall have any force and effect whatsoever unless the same shall be endorsed in writing and fully signed by Napo and the Required Purchasers.

7.5.                    No Implied Waivers; Cumulative Remedies; Amendments; Writing Required. No delay or failure of the Purchasers in exercising any right, power or remedy hereunder shall affect or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies hereunder of the Purchasers are cumulative and not exclusive of any rights or remedies which it would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of the Purchasers of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing by the Required Purchasers, Napo and, prior to December 30, 2019, Nantucket and shall be effective only to the extent in such writing specifically set forth.  Prior to the Merger, this Agreement and any provision herein may only be amended either in the manner contemplated in Section 2.3 in connection with a Subsequent Closing or with the written consent of Napo, Nantucket and the Required Purchasers.  Prior to the Merger, neither the Notes nor any provision therein may be amended without the written consent of Napo, Nantucket and the Required Purchasers. Notwithstanding the foregoing, no such amendment, change, addition, omission or waiver shall be effective to change the principal amount of a Note without the consent of such Purchaser.

7.6.                    Jurisdiction.

(a)                                 EXCLUSIVE JURISDICTION. THE PURCHASERS AND NAPO AGREE THAT ALL ACTIONS TO ENFORCE THIS AGREEMENT AND ALL DISPUTES AMONG OR BETWEEN THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG OR BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY THE DELAWARE COURT OF CHANCERY, OR IF NO SUCH STATE COURT HAS PROPER JURISDICTION, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND NAPO AND THE PURCHASERS HEREBY CONSENT AND SUBMIT TO THE JURISDICTION OF SUCH COURT.

(b)                                 WAIVERS OF NAPO AND THE PURCHASERS. NAPO AND THE PURCHASERS HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON THEM AND CONSENT THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO NAPO AT THEIR ADDRESS SET FORTH IN SECTION 7.2 OF THIS AGREEMENT, AND TO THE PURCHASERS AT THEIR RESPECTIVE ADDRESSES SET FORTH IN SECTION 7.2 OF THIS AGREEMENT, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. NAPO AND THE PURCHASERS HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL, ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE IN THE DELAWARE COURT OF CHANCERY, OR IF NO SUCH STATE COURT HAS PROPER JURISDICTION, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, IN CONNECTION WITH (A) ANY CLAIM OR CAUSE OF ACTION TO ENFORCE THIS AGREEMENT OR, (B) BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. NAPO, AGENT AND THE PURCHASERS AGREE THAT THE DELAWARE COURT OF CHANCERY, OR IF NO SUCH STATE COURT HAS

PROPER JURISDICTION, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, IS A REASONABLY CONVENIENT FORUM TO RESOLVE ANY DISPUTE BETWEEN NAPO AND THE PURCHASERS. NAPO AND THE PURCHASERS EACH REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.  NOTHING IN THIS SECTION 7.6 SHALL AFFECT THE RIGHT OF NAPO OR THE PURCHASERS TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

7.7.                    Herein, etc. Words such as “herein,” “hereunder,” “hereof” and the like shall be deemed to refer to this Agreement as a whole and not to any particular document or Article, Section or other portion of a document.

7.8.                    Specific Performance.  Napo and the Purchasers agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that the Purchasers shall be entitled to an injunction or injunctions to prevent breaches of the provisions hereof and to specific performance of the terms hereof, in addition to any other remedy at law or equity.

7.10.             Survival.  Each representation and warranty contained in this Agreement shall survive indefinitely.

7.11.             Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law in any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Agreement.

7.12.             Headings. Section and subsection headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

7.13.             Counterparts. This Agreement may be executed in any number of counterparts and by either party hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. One or more counterparts of this Agreement may be delivered by facsimile or pdf, with the intention that delivery by such means shall have the same effect as delivery of an original counterpart.

7.14.             Costs and Expenses.  Unless otherwise set forth herein, no party shall be responsible for costs and expenses of another party incurred in connection with the issuance of Notes in the Initial Closing and the Subsequent Closing.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Note Purchase Agreement as of the Effective Date.

NAPO:

NAPO PHARMACEUTICALS, INC.

By:	/s/ Lisa A. Conte
Name:	Lisa A. Conte
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed this Note Purchase Agreement as of the Effective Date.

PURCHASERS:

MEF I LP		RIVERSIDE MERCHANT PARTNERS

By: Magna GP LLC, in its capacity as General Partner		By:	/s/ David A. Bocchi
		Name:	David A. Bocchi
		Title:	Managing Member

By:	/s/ Marc L. Manuel	Address:
Name:	Marc L. Manuel
Title:	MD, Global Head of Equities,	125 Jericho Turnpike, Suite 504
	Magna Management, LLC	Jericho, New York 17753

Address:

40 Wall Street
58th Floor
New York, New York 10005

EXHIBIT A

FORM OF EXCHANGEABLE PROMISSORY NOTE

THE SECURITIES OF THE COMPANY OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), IN RELIANCE UPON REGULATION D PROMULGATED UNDER THE ACT, AND THE SECURITIES OFFERED HEREBY HAVE NOT BEEN QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS IN THE STATES WHERE THIS OFFERING IS MADE.  THEREFORE, THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT OR QUALIFICATION UNDER SUCH STATE SECURITIES LAWS OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED.  THESE SECURITIES MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS PURSUANT TO EXEMPTIONS IN THE VARIOUS STATES WHERE THEY ARE BEING SOLD.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE PURCHASE AGREEMENT (AS DEFINED HEREIN) BY AND BETWEEN THE ORIGINAL HOLDER HEREOF AND THE COMPANY WHICH MAY BE OBTAINED UPON REQUEST.

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. PURSUANT TO TREASURY REGULATION SECTION 1.1275-3, A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, AND YIELD TO MATURITY FOR THIS NOTE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE ISSUERS AT THE FOLLOWING ADDRESS: 201 MISSION STREET, SUITE 2375, SAN FRANCISCO, CA 94105, ATTENTION: CHIEF EXECUTIVE OFFICER.

Original Issue Date: [ ], 2017	Principal Amount: $[656,250]
Purchase Price: $[525,000]

ORIGINAL ISSUE DISCOUNT EXCHANGEABLE PROMISSORY NOTE

DUE DECEMBER [  ], 2017

Napo Pharmaceuticals, Inc., a Delaware corporation (the “Company”), for value received, hereby promises to pay to [               ] (the “Holder”), the principal sum of [               ] Dollars ($[       ]) with interest as provided below.  This Original Issue Discount Exchangeable Promissory Note (this “Note”) is being issued as of [                , 2017] (the “Effective Date”) pursuant to that certain Note Purchase Agreement dated March  , 2017 between the Company and the parties identified therein (as amended, the “Purchase

Agreement”).  Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Purchase Agreement.

1.                                      Payment

(a)                                 Payments to Holder. The Company shall make payments hereunder to the Holder, at the address provided to the Company by the Holder in writing, in lawful money of the United States of America.

(b)                                 Interest. The Company promises to pay interest on the unpaid principal amount hereof from the Effective Date until paid in full at a rate per annum equal to three percent (3%).  Accrued and unpaid interest hereunder shall be paid on the Maturity Date, at the Company’s election, either (x) in cash or (y) in shares of Jaguar Common Stock as determined in the following sentence, provided that if Jaguar Common Stock is (i) neither listed on Nasdaq or the Bulletin Board or (ii) not registered under the Securities Act as of the date due for any applicable interest payment, the Company shall be required to pay such interest due in cash.  The number of shares of Jaguar Common Stock issued to the Holder pursuant to this Section 1(b) shall be determined by dividing the amount of interest then due to such Holder by the Jaguar Average Closing Price with such interest payment due date as the Valuation Date (rounded down to the nearest whole share).  All computations of interest shall be made on the basis of a 365 or 366 day year, as applicable, for the actual number of days elapsed in the relevant period.  In no event shall the interest rate payable on this Note exceed the maximum rate of interest permitted to be charged under applicable law.

(c)                                  Prepayment. Except in connection with a Change of Control, Merger, occurrence of the Merger Termination Date or Event of Default, the Company may not at any time prepay the principal or any accrued and unpaid interest of this Note in whole or in part, without the prior written consent of the Required Purchasers; provided, however, that in connection with any prepayment permitted hereunder, the Company shall give reasonable advance notice of such prepayment to the Purchaser.  Unless otherwise set forth herein, all permitted prepayments of this Note will be applied first to unpaid interest and then to principal.  For purposes of this Note, a “Change of Control” means: (i) the merger, consolidation or other business combination of Jaguar with any entity in which the stockholders of Jaguar immediately prior to such transaction in the aggregate cease to own at least 50% of the voting power of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent thereof), (ii) the sale, transfer, lease, assignment or other disposal of all or substantially all of the assets of Jaguar or (iii) any transaction or series of transactions in which more than 50% of the voting power of Jaguar’s voting securities is transferred to any person or group other than pursuant to a transaction or series of transaction primarily for capital raising purposes.

(d)                                 Maturity Date.  Unless this Note is terminated earlier in accordance with the terms hereof, the maturity date for this Note shall be December  , 20171 at which time the Holder shall receive payment in full of the outstanding principal and interest of this Note (such date, the “Maturity Date”).  Unless earlier repaid or exchanged in accordance with the terms hereof, the

1              Insert a date nine month from the date of issuance.

outstanding principal amount and all accrued and unpaid interest under this Note shall be paid in full on the Maturity Date.

2.                                      Default and Remedies

(a)                                 The occurrence of any one or more of the following shall constitute an “Event of Default” hereunder:

(i)                                     The Company fails to repay the principal or interest on this Note within five (5) business days following the due date thereof.

(ii)                                  The Company fails to deliver the [Initial Exchange Shares] [Subsequent Exchange Shares] within three (3) Trading Days after receiving a notice of exchange as provided in Section 3 below.

(iii)                               The Company makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a receiver of or for the major part of its properties.

(iv)                              A trustee or receiver is appointed for the Company or for a material part of its properties and the order of such appointment is not discharged, vacated or stayed within ninety (90) days after such appointment.

(v)                                 Bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy or similar Laws or Laws for the relief of debtors, are instituted by or against the Company and, if so instituted, are consented to by the Company, or, if contested, are not dismissed by the adverse parties or by an order, decree or judgment within ninety (90) days after such institution.

(vi)                              Jaguar Common Stock ceases to trade on either Nasdaq or the Bulletin Board.

(vii)                           The occurrence of a default under any material agreement of the Company.

(b)                                 If any Event of Default occurs under Sections 2(a)(i), 2(a)(ii), or 2(a)(vi), the Required Purchasers may declare the entire outstanding principal amount of the Notes and all accrued but unpaid interest thereon and all other payments payable on the Notes to be forthwith due and payable in cash immediately, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company, to the fullest extent permitted by applicable law. If an Event of Default specified in Sections 2(a)(iii), 2(a)(iv) or 2(a)(v) occurs and is continuing, then the outstanding principal balance, accrued interest thereon and all other payments payable hereunder shall become and be immediately due and payable in cash without any declaration or other act on the part of the Holder or the Requisite Investors. The Requisite Investors by notice to the Company may rescind an acceleration and its consequences. No such rescission shall affect any subsequent default or impair any right thereto. Notwithstanding anything to the contrary set forth herein, in no event will any right or remedy conferred to the Holder under this Section 2(b) be exercised prior to the earliest of (i) July 1, 2017, or (ii) the consummation of the Merger.

(c)                                  No right, power or remedy conferred hereby or now or hereafter available at law, in equity, by statute or otherwise shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise, but all rights, powers and remedies of the Holder shall be cumulative and not alternative.

3.                                      Exchange.

(a)                                 The Holder may exchange this Note for [                 ] shares of the [Initial Exchange Shares] [Subsequent Exchange Shares] at any time prior to the Maturity Date and subsequent to the earlier of the Merger Effective Date or the Merger Termination Date.  The Holder shall provide written notice to the Company, which shall be obligated to exchange the Note for the [       ] shares within three (3) Trading Days after the receipt of the notice.

(b)                                 Subject to the conditions set forth in the following sentence, the Holder shall exchange this Note for [               ] shares of the [Initial Exchange Shares] [Subsequent Exchange Shares] at any time prior to the Maturity Date. The Holder’s obligation to exchange this Note is conditioned upon (i) either the Merger Effective Date or the Merger Termination Date having occurred, (ii) a registration statement, in accordance with Section 4.13 of the Purchase Agreement, being effective, and (iii) shares of common stock to be issued under the Merger Agreement must have a closing sale price in excess of $1.00 as reported on its principal trading market for the immediately preceding 10 Trading Days (excluding any Trading Day during which the daily volume is less than 50,000 shares of shares of common stock to be issued under the Merger Agreement).

4.                                      Tax Information Statements. Napo shall use commercially reasonable efforts to provide the Holder of this Note with information as may be necessary for the Holder to satisfy U.S. federal income tax obligations, including without limitation I.R.S. Form 1099-OID.

5.                                      [Reserved]

6.                                      Amendment Provisions.  This Note may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by the Company, the Required Purchasers and, prior to December 30, 2019, Nantucket, and then only to the extent set forth therein.

7.                                      Severability.  If any provision of this Note is determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of any of the remaining provisions of this Note shall not in any way be affected or impaired thereby and this Note shall nevertheless be binding between the Company and the Holder.

8.                                      Successors and Assigns.  This Note shall be binding upon, and shall inure to the benefit of, the Company and the Holder thereof and their respective permitted successors and assigns.  The Company may not assign any of its rights or obligations hereunder or under any Transaction Document without the prior written consent of the Required Purchasers.  Holder (or its transferees and/or assigns) may assign any rights and/or delegate any obligations hereunder or under any Transaction Document to an Affiliate but not to any other third party without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), provided that any such assignee agrees in writing to be subject to the terms of the NDA.

9.                                      No Notice.  Except as expressly forth herein, the Company hereby waives notice of default, presentment or demand for prepayment, protest or notice of nonpayment of dishonor and all other notices or demands relative to this instrument.

10.                               No Waiver.  The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Note or to exercise any right or privilege conferred hereby, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Note shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

11.                               Time of the Essence.  Time is of the essence with respect to all obligations hereunder.

12.                               No Usury.  If any provision of this Note would require the Company to pay interest hereunder at a rate exceeding the maximum rate permitted by applicable law, the Company shall instead pay interest on the outstanding principal balance of this Note at the maximum rate permitted by applicable law.

13.                               Business Days; Holidays.  If payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the United States or the State of Illinois, the due date thereof shall be extended to the next succeeding business day.

14.                               Governing Law.  This Note shall be governed and controlled by the internal Laws of the State of Delaware as to interpretation, enforcement, validity, construction and effect and in all other respects, including, without limitation, the legality of the interest rate and other charges.

15.                               Notices.  All notices required or permitted to be given hereunder shall be in writing and may be delivered in accordance with Section 7.2 of the Purchase Agreement.

16.                               Expenses of Enforcement.  The Company shall pay on demand all expenses of the Holder (including reasonable attorney’s fees) incurred in connection with the Holder’s enforcement of its rights and remedies arising under the Transaction Documents.

*****

IN WITNESS WHEREOF, the Company has duly caused this Exchangeable Promissory Note to be signed in its name and on its behalf by its duly authorized officer as of the Effective Date first written above.

NAPO PHARMACEUTICALS, INC.

By:
Name:	Lisa A. Conte
Its:	Chief Executive Officer

EXHIBIT B

ALLOCATION OF NOTES

Purchaser	Notes	Aggregate Purchase Price	Initial Exchange Shares
MEF I, LP	$328,125	$262,500	585,938
Riverside Merchant Partners LLC	$328,125	$262,500	585,937

TOTAL	$656,250	$525,000	1,171,875 shares

ANNEX I

BAD ACTOR

Rule 506(d)(1)(i) to (viii) under the Securities Act of 1933, as amended

(i) Has been convicted, within ten years before such sale (or five years, in the case of issuers, their predecessors and affiliated issuers), of any felony or misdemeanor:

(A) In connection with the purchase or sale of any security;

(B) Involving the making of any false filing with the Commission; or

(C) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(ii) Is subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before such sale, that, at the time of such sale, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

(A) In connection with the purchase or sale of any security;

(B) Involving the making of any false filing with the Commission; or

(C) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(iii) Is subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

(A) At the time of such sale, bars the person from:

(1) Association with an entity regulated by such commission, authority, agency, or officer;

(2) Engaging in the business of securities, insurance or banking; or

(3) Engaging in savings association or credit union activities; or

(B) Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before such sale;

(iv) Is subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 (15 U.S.C. 78o(b) or 78o-4(c)) or section 203(e) or (f) of the Investment Advisers Act of 1940 (15 U.S.C. 80b-3(e) or (f)) that, at the time of such sale:

(A) Suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment adviser;

(B) Places limitations on the activities, functions or operations of such person; or

(C)Bars such person from being associated with any entity or from participating in the offering of any penny stock;

(v) Is subject to any order of the Commission entered within five years before such sale that, at the time of such sale, orders the person to cease and desist from committing or causing a violation or future violation of:

(A) Any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act of 1933 (15 U.S.C. 77q(a)(1)), section 10(b) of the Securities Exchange Act of 1934 (15 U.S.C. 78j(b)) and 17 CFR 240.10b-5, section 15(c)(1) of the Securities Exchange Act of 1934 (15 U.S.C. 78o(c)(1)) and section 206(1) of the Investment Advisers Act of 1940 (15 U.S.C. 80b-6(1)), or any other rule or regulation thereunder; or

(B) Section 5 of the Securities Act of 1933 (15 U.S.C. 77e).

(vi) Is suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(vii) Has filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before such sale, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, at the time of such sale, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

(viii) Is subject to a United States Postal Service false representation order entered within five years before such sale, or is, at the time of such sale, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

ANNEX II

Registration Terms and Conditions

1.1                               Within 30 days of the earlier of the Merger Effective Date or the Merger Termination Date (the “Filing Date”), the Company shall prepare and submit to the Securities and Exchange Commission (the “Commission”), a Registration Statement on Form S-3 (or such other form available) covering the public resale of the Registrable Securities and shall cause such Registration Statement to be filed by the Filing Date for such Registration Statement and use reasonable best efforts to have the Registration Statement declared effective under the Act as soon as possible thereafter (the “Effectiveness Date”). The Company shall use its reasonable best efforts to keep such Registration Statement continuously effective under the Act during the entire Effectiveness Period.

1.2                               The Subscriber agrees to furnish to the Company a completed selling stockholder questionnaire in the customary form to be presented to the Subscriber. The Company shall not be required to include the Registrable Securities of Subscriber in the Registration Statement if Subscriber fails to furnish to the Company a fully completed questionnaire at least two Trading Days prior to the Effective Date.  The Subscriber agrees that with respect to any securities covered by the Registration Statement, all offers and sales made by the Subscriber shall be in accordance with the Plan of Distribution and pursuant to applicable law.

1.3                               Notwithstanding anything in this Section to the contrary, the Company may, on no more than one occasion, delay or suspend the effectiveness of the Registration Statement for up to 30 days (a “Delay Period”) if the board of directors of the Company determines in good faith that (i) effectiveness of the Registration Statement must be suspended in accordance with the rules and regulations under the Act or that (ii) the disclosure of material non-public information (“Pending Developments”) at such time would be detrimental to the Company and its subsidiaries, taken as a whole.  Notwithstanding the foregoing, the Company shall use its reasonable best efforts to ensure that the Registration Statement is declared effective and its permitted use is resumed following a Delay Period as promptly as practicable.

1.4                               In addition to the covenants set forth herein, the Company shall:

(i)                                     furnish to any holder participating in such registration (a “Participating Holder”) such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such holder may reasonably request in order to facilitate the public offering of the Participating Holder’s securities;

(ii)                                  use its reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such Participating Holders may reasonably request in writing within twenty (20) days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

(iii)                               notify the Participating Holders, promptly after it shall receive notice thereof, of the time when such registration statement or a supplement to any prospectus forming a part of such registration statement has become effective;

(iv)                              notify the Participating Holders promptly of any request by the Staff of the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

(v)                                 prepare and file with the SEC any amendments or supplements to such registration statement or prospectus which is required under the Securities Act or the rules and regulations promulgated thereunder in connection with the distribution of the Registrable Securities by the Participating Holders;

(vi)                              prepare and promptly file with the SEC and promptly notify the Participating Holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such Registrable Securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectuses then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

(vii)                           advise the Participating Holders promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Division of Enforcement of the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

(viii)                        indemnify and hold harmless each Participating Holder against any and all losses, claims, damages or liabilities to which such Participating Holder shall become subject, under the Securities Act or otherwise, that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the effective registration statement or any prospectus that forms a part thereof or any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no such indemnification shall be available to any Participating Holder (and the Participating Holder shall indemnify and hold harmless the Company) with respect to, and to the extent there is liability attributable to, written information provided by a Participating Holder to the Company for use in such registration statement or prospectus thereunder or any amendment or supplement thereto, or any related preliminary prospectus; provided, further, that no such indemnification shall be available to any Participating Holder who offers or sells securities covered by the Registration Statement in a manner not in accordance with the Plan of Distribution or pursuant to applicable law.

1.5                               All fees and expenses incident to the performance of or compliance with this Section by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement.

1.6                               As used in this Section, the following terms have the respective meanings:

“Change of Control” means (i) any merger, consolidation or other business combination of the Company with any entity in which the stockholders of the Company immediately prior to such transaction in the aggregate cease to own at least 50% of the voting power of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent thereof), or (ii) any sale, transfer, lease, assignment or other disposal of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole.

“Effective Date” means, as to a Registration Statement, the date on which such Registration Statement is first declared effective by the Commission.

“Effectiveness Period” means, the period commencing on the Effective Date of the Registration Statement and ending on the earlier of (i) the time as all of the Registrable Securities covered by such Registration Statement have been sold (either pursuant to a Registration Statement or otherwise) by the Holders, (ii) the time as all of the Registrable Securities are eligible to be sold by the Holders without compliance with the volume limitations or public information requirements of Rule 144; or (iii) a Change of Control.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time, of Registrable Securities.

“Registrable Securities” means: (i) the shares issuable upon exchange of the Notes, and (ii) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event, or any price adjustment as a result of such stock splits, reverse stock splits or similar events with respect to any of the securities referenced in (i).

“Registration Statement” means the registration statements required to be filed in accordance with this Section and any additional registration statements required to be filed under this this Section, including in each case the prospectus, amendments and supplements to such registration statements or prospectus, including pre and post effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference therein.

“Trading Day” means a day on which the Nasdaq Stock Market is open for trading.